UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2017

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2017, Discovery Communications, LLC (“DCL”) entered into an amendment (the “Warren Amendment”) to its employment agreement with its Chief Financial Officer, Andrew Warren, dated as of September 18, 2014 (the “Warren Employment Agreement”). The termination date of the Warren Employment Agreement was extended to March 31, 2017. Under the terms of the Warren Amendment, Mr. Warren will be eligible for a prorated portion of his bonus under the Company’s incentive plan for 2017 (the “Prorated Bonus”), based on service through March 31, 2017. Mr. Warren is also entitled to an additional annual bonus amount equal to his unprorated annual bonus, at target, to be paid at the same time as the commencement of the Base Salary Continuation (as defined in the Warren Employment Agreement) payments. Consistent with the terms of the Warren Employment Agreement as amended, Mr. Warren’s separation as of March 31, 2017 shall be considered a termination without Cause (as defined in the Warren Employment Agreement) by the Company. No other provisions of Mr. Warren’s employment agreement were amended. Gunnar Wiedenfels will commence his employment as the Company’s Chief Financial Officer on April 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: January 23, 2017	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer